Registration No. 333-___________


     As filed with the Securities and Exchange Commission on June 4, 1998

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

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   Delaware                                                                                  64-0708107
   --------                                                                                  ----------
(State or other                                                                      (I.R.S. Employer
jurisdiction of                                                                       Identification Number)
incorporation or
organization)

                               55 Marietta Street
                                   Suite 1760
                             Atlanta, Georgia 30303
                                 (404) 233-3277

                   (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                             SHARES OF COMMON STOCK
                                       AND
                       STOCK OPTIONS ISSUED TO CONSULTANTS
                       -----------------------------------
                              (Full title of plan)

                               Roderick A. McClain
                             Chief Executive Officer
                      Global TeleMedia International, Inc.
                               55 Marietta Street
                                   Suite 1760
                             Atlanta, Georgia 30303
                                 (404) 233-3277


              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                               Matthias & Berg LLP
                             1990 South Bundy Drive
                                    Suite 790
                          Los Angeles, California 90025
                           Attn: Jeffrey P. Berg, Esq.
                              Phone (310) 820-0083
                               Fax (310) 820-8313



(Registration Statement cover page continued)


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
Title of Each Class of             Amount to be        Proposed Maximum             Proposed        Amount of
Securities to be Registered        Registered(1)       Offering Price per Share(1)  Maximum         Registration
                                                                                    Aggregate       Fee(2)
                                                                                    Offering
                                                                                    Price(1)
=====================================================================================================================

Common Stock, par value $0.004
per share(3)                           1,850,000             $   0.10                $185,000
---------------------------------- ------------------- ---------------------------- --------------- -----------------
Common Stock, par value $0.004
per share                                282,075             $   0.46                $129,755
---------------------------------- ------------------- ---------------------------- --------------- -----------------
Common Stock, par value $0.004
per share                                150,000             $  0.234                $ 35,100
---------------------------------- ------------------- ---------------------------- --------------- -----------------
Common Stock, par value $0.004
per share                                130,000             $   0.50                $ 65,000
---------------------------------- ------------------- ---------------------------- --------------- -----------------
Common Stock, par value $0.004
per share                               392,307              $   0.40                $157,528
---------------------------------- ------------------- ---------------------------- --------------- -----------------
Common Stock, par value $0.004
per share                               211,192              $0.4675                 $ 98,732
---------------------------------- ------------------- ---------------------------- --------------- -----------------
Common Stock, par value $0.004
per share                                50,000              $   0.43                $ 21,500
---------------------------------- ------------------- ---------------------------- --------------- -----------------
TOTAL                                 3,065,574                                      $692,615       $204.33
=====================================================================================================================






----------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based:
(a) upon the exercise price of the options granted with respect to 2,673,267 of the shares of Common Stock registered in connection with this Registration Statement, and (b) upon the purchase price with respect to the balance of the 392,307 shares of Common Stock registered in connection this Registration Statement.

(2) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate per share exercise price of the shares of Common Stock covered by this registration statement.

(3) Certain of the shares registered pursuant to this Registration Statement are available for issuance pursuant to certain stock option agreements which are attached as exhibits to this Registration Statement.

                               REOFFER PROSPECTUS

                      GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                3,065,574 Shares
                                  Common Stock
                         Offered by Selling Stockholders

         This Reoffer Prospectus (the "Prospectus") relates to the reoffer and resale of up to 3,065,574 shares (the "Shares") of common stock, par value $0.004 (the "Common Stock") of Global TeleMedia International, Inc., a Delaware corporation (the "Company"), to be offered from time to time for the account of certain directors, officers, employees and consultants of the Company (the "Selling Stockholders") as compensation for employment or consulting services, some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). The 3,065,574 Shares include: (i) up to 392,307 shares of Common Stock which have been or may be issued to certain officers, directors, employees and consultants of the Company as compensation for employment or consulting services, and (ii) up to 2,673,267 shares of Common Stock which may be issued by the Company upon the exercise of certain options granted as compensation for consulting services. See "Selling Stockholders" and "Plan of Distribution."

         The Selling Stockholders directly, through agents designated from time to time, or through brokers, dealers, or through underwriters to be designated, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required by applicable law, the specific shares to be sold, the terms of the offering, including price, the names of any agent, dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholders" and "Plan of Distribution."

         The Company will receive none of the proceeds from the sale of these Shares. The Selling Stockholders and any broker-dealer, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has paid all of the costs of the Offering with respect to the Shares to be offered by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

         The Company's Common Stock is currently listed for trading in the over-the-counter market and is quoted on the National Association of Securities Dealers, Inc. Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. under the symbol "GTMI." On May 28, 1998, the closing market price for the Common Stock as traded in the over-counter-market was approximately $0.43 per share.

                        THESE SECURITIES ARE SPECULATIVE
                       AND INVOLVE A HIGH DEGREE OF RISK.
                            ------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is June 4, 1998

                              AVAILABLE INFORMATION

      The Company has filed with the Commission, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibits. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Public Reference Room of the Commission at its principal office in Washington, D.C. at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the Worldwide Web, located at http://www.sec.gov.

      The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Room of the Commission at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the Worldwide Web, located at http://www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

      The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

      (a) Annual Report on Form 10-KSB for the year ended December 31, 1997.
      (b) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1998.
      (c) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to: Global TeleMedia International, Inc., 55 Marietta Street, Suite 1760, Atlanta, Georgia 30303, Attention:
Roderick A. McClain, Chief Executive Officer. Telephone requests may be directed to the Company at (404) 233-3277.

      Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                   THE COMPANY

      Global TeleMedia International, Inc. (the "Company"), is engaged in three
(3) related business operations: (i) the provision of long-distance telecommunications services, including a wide variety of sophisticated telecommunications services with programs offering straight local and long-distance calls, to both commercial and individual purchasers; (ii) the purchase from and resale, to other carriers, of long distance time, especially for international telephone communications; and (iii) the provision of satellite access.

      The Company's business plan for a nationwide telecommunications business has been delayed due to problems associated with its switching platform and the lack of sufficient capital to implement the business plan. The Company currently has no revenues. The business plan is to concentrate the Company's marketing and sales efforts on its carrier services and satellite services businesses. Fulfillment of the Company's business plan requires the Company to obtain a significant portion of the financing that it believes will be essential to carry out its business plan. No assurance can be given that the Company will be able to procure such financing at terms acceptable to the Company or at all or that the Company will be able to carry out its business plan.

      The Company's auditors have included an explanatory paragraph in their Report of Independent Certified Public Accountants, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, to the effect that recovery of the Company's assets are dependent upon future events, the outcome of which is undeterminable, and that the successful completion of the Company's development program and its transition, ultimately, to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost corporate infrastructure. There can be no assurances that such a financing can be completed on terms favorable to the Company or at all, or that the business of the Company will ever achieve profitable operations.

      The Company's principal executive offices are located at 55 Marietta Street, Suite 1760, Atlanta, Georgia 30303, tel no. (404) 233-3277.

                                 USE OF PROCEEDS

      The Company will not receive any of the net proceeds from the shares of Common Stock to be offered by the Selling Stockholders, all of which net proceeds will be received by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                              PLAN OF DISTRIBUTION

      The shares of the Company's Common Stock offered hereby by the Selling Stockholders may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters and any profit on the sale of shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required by applicable law, a Prospectus Supplement will be distributed which will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters, dealer-agents, any discounts, commissions or concessions allowed or reallowed or paid to dealers.

      The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price which may be changed or at varying prices determined at the time of sale or negotiated prices.

      The Company has paid all of the expenses incident to the offering of the shares of the Common Stock offered by the Selling Stockholders, other than commissions and discounts of underwriters, dealers or agents.

                              SELLING STOCKHOLDERS

      This Prospectus relates to up to 3,065,574 shares of Common Stock which have been or may be acquired by the Selling Stockholders from time to time through: (i) the issuance of up to 392,307 shares of Common Stock to certain officers, directors, employees and consultants of the Company as compensation for employment or consulting services, and (ii) the exercise of certain options to purchase up to 2,673,267 shares of Common Stock granted as compensation for consulting services. The following table sets forth certain information with respect to the Selling Stockholders, some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act, as of the date of this Prospectus, as follows: (i) the name and position with the Company within the past three (3) years of each Selling Stockholder; (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder (including shares obtainable under options exercisable within sixty (60) days of such date); (iii) the number of shares of Common Stock being offered hereby, and (iv) the number and percentage of the Company's outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder before and after completion of the sale of Common Stock being offered hereby. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

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

                                    No. of Shares                     No. of Shares
                                    Beneficially     No. of Shares    Beneficially
                                    Owned Before     to be Offered    Owned After            Percent #
of Beneficial Owner                    Offering#       for Resale        Offering*     Before Offering      After Offering
-------------------                 --------------   -------------    --------------   ---------------      --------------

Frank B. McGowan1                       200,000            200,000                  0          **                    0

David McHenry2                          192,307            192,307                  0          **                    0

Melissa Hart3                            83,100             30,000             53,100          **                    0

Geoffrey McClain4                     1,030,820            750,000            280,820          3.40                 **

Herbert S. Perman5                      500,000            350,000            150,000          1.67                 **

Terry A. Huetter6                       150,000            150,000                  0             0                  0

Robert Kaufman7                         200,000            200,000                  0          **                    0

J.L. Kushner8                           750,000            750,000                  0          2.47                  0

Louis M. Lambo9                          11,192             11,192                  0          **                    0

Carl T. McManis10                        50,000             50,000                  0          **                    0

Matthias & Berg LLP11                   582,075            282,075            300,000          1.95                 **

Allen Lewin12                            50,000             50,000                  0          **                    0

Ron Berkowitz13                          25,000             25,000                  0          **                    0

Don L. Thone14                           25,000             25,000                  0          **                    0

(Footnotes on following page)

Information with respect to Selling Stockholders from time to time will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act.

      As of May 28, 1998, there were issued and outstanding 29,586,673 shares of Common Stock.

(Footnotes from prior page)

# Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

* Assumes the exercise in full and sale of all the Shares registered for reoffer and resale pursuant to this Registration Statement.

**    Less than 1%.

1. The address for Mr. McGowan is 3451 Holcomb Bridge Road, Norcross, Georgia 30029. The Company issued the 200,000 shares in connection with certain consulting services provided to the Company.

2. The address for Mr. McHenry is 19199 Dunlop Mill Road, Leesburg, Virginia. The Company issued the 192,307 shares in connection with certain consulting services provided to the Company.

3. The address for Ms. Hart is 6048 Coventry Circle, Alpharetta, Georgia 30004. The Company granted options to purchase up to 30,000 shares in connection with certain consulting services provided to the Company.

4. The address for Mr. McClain is 55 Marietta Street, Suite 1760, Atlanta, Georgia 30303. The Company granted options to purchase up to 750,000 shares in connection with certain employment services provided to the Company.

5. The address for Mr. Perman is 55 Marietta Street, Suite 1760, Atlanta, Georgia 30303. The Company granted options to purchase up to 350,000 shares in connection with certain employment services provided to the Company.

6. The address for Mr. Huetter is 55 Marietta Street, Suite 1760, Atlanta, Georgia 30303. The Company granted options to purchase up to 150,000 shares in connection with certain consulting services provided to the Company.

7. The address for Mr. Kaufman is 400 Perimeter Center Terrace, Atlanta, Georgia 30346. The Company granted options to purchase up to 200,000 shares in connection with certain consulting services provided to the Company.

8. The address for Mr. Kushner is 1180 NW 117th Avenue, Coral Springs, Florida 33071. The Company granted options to purchase up to 750,000 shares in connection with certain consulting services provided to the Company.

9. The address for Mr. Lambo is 2080 Broadway, Crystal Lake, Illinois 60014. The Company granted options to purchase up to 11,192 shares in connection with certain consulting services provided to the Company.

10. The address for Mr. McManis is 643 North Loneoak Way, Flagstaff, Arizona 86004. The Company granted options to purchase up to 50,000 shares in connection with certain consulting services provided to the Company.

11. The address for Matthias & Berg LLP is 1990 South Bundy Drive, Suite 790, Los Angeles, California 90025. The Company granted options to purchase up to 282,075 shares in connection with certain consulting services provided to the Company.

12. The address for Mr. Lewin is 27 West 44th Street, New York, New York 10036. The Company granted options to purchase up to 50,000 shares in connection with certain consulting services provided to the Company.

13. The address for Mr. Berkowitz is 1835 La Cienega Boulevard, Suite 235, Los Angeles, California 90035. The Company granted options to purchase up to 25,000 shares of Common Stock for services rendered as a director of the Company. Mr. Berkowitz no longer serves as a director of the Company.

14. The address for Mr. Thone is 16000 Steubner Airline Drive, Suite 420, Spring, Texas 77379. The Company granted options to purchase up to 25,000 shares of Common Stock for services rendered as a director of the Company. Mr. Thone no longer serves as a director of the Company.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      The Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an Indemnitee of the Company in the successful defense of any such act or proceeding) is asserted by such Indemnitee in connection with securities which have been registered by the Company, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

      Certain matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Matthias & Berg LLP, 1990 South Bundy Drive, Suite 790 Los Angeles, California 90025. Matthias & Berg LLP currently owns options to purchase up to 282,075 shares of Common Stock which are the subject of this Registration Statement, and 300,000 shares of Common Stock, which are not the subject of this Registration Statement. Matthias & Berg LLP has issued the opinion filed as an exhibit to the Registration Statement.

                                     EXPERTS

      The audited financial statements of the Company as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, incorporated by reference in this Prospectus from the Company's Report on Form 10-KSB for the year ended December 31, 1997, have been so incorporated herein in reliance on the report of Tauber & Balser, P.C., independent certified public accountants, given on the authority of such firm as experts in auditing and accounting.

No person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than the securities to which it relates or an offer to, or a solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.














          TABLE OF CONTENTS

                                                                   Page
                                                                   ----


Available Information ............................................   2
The Company ......................................................   3
Use of Proceeds ..................................................   3
Plan od Distribution .............................................   4
Selling Stockholders .............................................   5
Disclosure of Commission Position
 of Indemnification for Securities
 Act Liabilities .................................................   8
Legal Matters ....................................................   8
Experts ..........................................................   8



GLOBAL TELEMEDIA
INTERNATIONAL, INC.
3,065,574 SHARES

of Common Stock



------------

PROSPECTUS
____________



June 4, 1998

PART I.     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:     Plan Information.

      The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:     Registration Information and Employee Plan Annual Information.

      Upon written or oral request, Global TeleMedia International, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Global TeleMedia International, Inc., Roderick A. McClain, Chief Executive Officer, 55 Marietta Street, Suite 1760, Atlanta, Georgia 30303, tel. no. (404) 233-3277.

PART II:    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:      Incorporation of Documents by Reference.

      The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

      (a) Annual Report on Form 10-KSB for the year ended December 31, 1997.

      (b) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1998.

      (c) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.     Interests of Named Experts and Counsel.

      Matthias & Berg LLP currently owns options to purchase up to 282,075 shares of Common Stock which are the subject of this Registration Statement, and 300,000 shares of Common Stock, which are not the subject of this Registration Statement. Matthias & Berg LLP has issued the opinion filed herewith as Exhibit
5.1 to this Registration Statement.

ITEM 6.     Indemnification of Directors and Officers.

      The Registrant's Certificate of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


ITEM 8:     Exhibits

5.1         Opinion of Matthias & Berg LLP
24.1        Consent of Matthias & Berg LLP (included in Exhibit 5.1)
24.2        Consent of Tauber & Balser, P.C.

ITEM 9:     Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

      (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, Georgia, on June 4, 1998.

                              GLOBAL TELEMEDIA INTERNATIONAL, INC.



                              By: /s/ Roderick A. McClain
                                  Roderick A. McClain, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Capacity in Which Signed                            Date
      ---------                         ------------------------                            ----



/s/ Roderick A. McClain                 Chief Executive Officer
Roderick A. McClain                     (Principal Executive Officer)
                                        and Director                                        June 4, 1998



/s/ Herbert S. Perman                   Chief Financial Officer (Principal
Herbert S. Perman                       Financial Officer and Principal
                                        Accounting Officer) and Director                    June 4, 1998



/s/ Geoffrey F. McClain                       Director                                      June 4, 1998
Geoffrey F. McClain


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick A. McClain and Herbert S. Perman, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each end every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                   Capacity in Which Signed                            Date
            ---------                   ------------------------                            ----



/s/ Roderick A. McClain                 Chief Executive Officer
Roderick A. McClain                     (Principal Executive Officer)
                                        and Director                                        June 4, 1998


/s/ Herbert S. Perman                   Chief Financial Officer (Principal
Herbert S. Perman                       Financial Officer and Principal
                                        Accounting Officer) and Director                    June 4, 1998



/s/ Geoffrey F. McClain                       Director                                      June 4, 1998
Geoffrey F. McClain



                                  EXHIBIT INDEX
                                  -------------


Document                       Description of Document
--------                       -----------------------

5.1                    Opinion of Matthias & Berg LLP
24.1                   Consent of Matthias & Berg LLP (included in Exhibit 5.1)
24.2                   Consent of Tauber & Balser, P.C.